UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

V. F. Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1551 Wewatta Street Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (720) 778-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.07 below, the shareholders of V.F. Corporation (“VF”) approved the amendment and restatement of the 1996 Stock Compensation Plan (as amended and restated, the “Plan”) at the 2024 Annual Meeting of VF Shareholders (the “Annual Meeting”) on July 23, 2024. The Plan was summarized in VF’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 11, 2024 (the “Proxy Statement”) under the heading “Item No. 3: Proposal to Amend and Restate VF’s 1996 Stock Compensation Plan” and included as Appendix A to the Proxy Statement. The description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 23, 2024, VF held the Annual Meeting. At the Annual Meeting, VF shareholders voted on the election of thirteen directors, the approval of the compensation of VF’s named executive officers, the approval of the Plan, and the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2025 fiscal year.

The final voting results were as follows:

1.	With respect to the election of the nominees as directors of VF, each of the thirteen nominees were elected based on the votes cast as set forth opposite their names below:

Name of Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Richard T. Carucci	273,702,427	20,882,221	357,838	49,562,546
Alexander K. Cho	291,719,642	2,865,016	357,828	49,562,546
Juliana L. Chugg	265,954,016	28,653,949	334,521	49,562,546
Bracken P. Darrell	292,467,788	2,135,312	339,386	49,562,546
Trevor A. Edwards	292,443,718	2,154,096	344,672	49,562,546
Mindy F. Grossman	293,127,038	1,429,204	386,244	49,562,546
Mark S. Hoplamazian	285,641,879	8,933,871	366,736	49,562,546
Laura W. Lang	282,093,136	12,498,364	350,986	49,562,546
W. Rodney McMullen	291,439,788	3,147,844	354,854	49,562,546
Clarence Otis, Jr.	268,545,669	26,009,993	386,824	49,562,546
Carol L. Roberts	292,463,329	2,130,216	348,941	49,562,546
Matthew J. Shattock	278,850,741	15,736,627	355,118	49,562,546
Kirk C. Tanner	292,886,311	1,656,915	399,260	49,562,546

2.	With respect to the advisory vote to approve named executive officer compensation, the votes were cast for the proposal as set forth below:

Votes For: 277,409,357

Votes Against: 17,029,795

Votes Abstaining: 503,334

Broker Non-Votes: 49,562,546

3.	With respect to the proposal to approve the Plan, the votes were cast for the proposal as set forth below:

Votes For: 227,907,314

Votes Against: 66,459,868

Votes Abstaining: 575,304

Broker Non-Votes: 49,562,546

4.

With respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2025 fiscal year, the votes were cast for the proposal as set forth below:

Votes For: 321,682,867

Votes Against: 21,841,654

Votes Abstaining: 980,511

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	V.F. Corporation 1996 Stock Compensation Plan, as amended and restated May 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name: Jennifer S. Sim
Title: Chief Legal Officer and Corporate Secretary

Date: July 24, 2024